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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 27, 2014

Ferro Corporation

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(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard, Mayfield Suite 250 Heights, Ohio		44124
_______________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-875-5600

Not Applicable

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Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On Monday,  October 27, 2014, Ferro Corporation ("the Company") issued a press release that discussed financial results for the three-month and nine-month periods ended September 30, 2014 and provided the Company’s outlook for the remainder of 2014. The press release also provided information regarding a conference call to be held on Tuesday,  October 28, 2014 in which the Company’s management will discuss the financial results and outlook. Among other things, the press release reports:

(Dollars in millions, except per share amounts)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net sales	$275,754	$298,083	$850,698	$912,738

Gross profit	72,804	72,103	226,211	210,998

Net income (loss) attributable to Ferro Corporation common shareholders	47,465	12,652	74,629	11,405

Earnings (loss) per share attributable to Ferro Corporation common shareholders	0.55	0.15	0.86	0.14

	Twelve Months Ended	Twelve Months Ended
	September 30,	December 31,
	2014	2013
Gross profit	$292,886	$277,672

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1: Press release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

October 27, 2014	By:	Jeffrey L. Rutherford

Name: Jeffrey L. Rutherford
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.Description

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99.1Press Release